UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
December 12, 2007
UNITED BANCORPORATION OF ALABAMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25917 (Commission File Number)	63-0833573 (IRS Employer Identification No.)

P.O. Drawer 8
Atmore, Alabama (Address of principal executive offices)	36504 (Zip Code)
Registrant’s telephone number, including area code:
(251) 446-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 12, 2007, United Bancorporation of Alabama, Inc. (the “Corporation”) and Robert R. Jones, III, the Corporation’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Jones’ Supplemental Compensation and Amendment Agreement (the “Agreement”). The Amendment adds or modifies provisions of the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance of the Internal Revenue Service published thereunder.
     The foregoing description is qualified in its entirety by reference to the Amendment to the Agreement filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.12
First Amendment to Supplemental Compensation and Amendment Agreement between United Bancorporation of Alabama, Inc. and Robert R. Jones, III, dated as of December 12, 2007 and effective as of January 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCORPORATION OF ALABAMA, INC.
Date: December 17, 2007	By:	/s/ Robert R. Jones, III
Robert R. Jones, III
President & CEO

2